                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             VSI Enterprises, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                   June 15, 1999

Dear Shareholder:

         On June 11, VSI Enterprises, Inc. adjourned its annual meeting of shareholders to 10 a.m. on Friday, June 25, at the Company's headquarters in Norcross, Georgia. This will allow shareholders more time to vote on the proxy items. In particular, items 2 and 3, which request the authorization of additional shares to complete debt restructuring transactions and to have stock available for other future transactions, have not yet received approval from 50% of the shares outstanding. Although shareholders who have cast their votes have overwhelmingly approved both proxy items, we do need additional votes in order to approve these proposals.

         When the meeting was adjourned, the voting for items 2 and 3 was as follows:

                  For               Against          Abstained         %Yes
                  ---               --------         ---------         ----
Item 2            5,175,740         177,382          34,419            42.08%

Item 3            4,818,965         517,707          44,569            39.18%

         To gain approval, each agenda item must receive not less than 6,150,042 "For" votes.

         Enclosed you will find another proxy card which we ask you to complete, sign and either return in the enclosed envelope, or vote electronically by telephone or the Internet (instructions may be found on the proxy card). I hope you will vote "Yes" on all items.

         As your new Chairman, I believe there is a future for this Company and an opportunity to increase its value to you, our shareholders. I am committed to bringing together and maintaining the right team of management, employees, directors and advisors necessary to make this happen. In fact, last week we announced several management changes, including the election of Richard E. Harrison as Chief Executive Officer. I've known Richard for 13 years, and believe he will provide the leadership that VSI needs in its quest to grow revenues and reach profitability.

         Thus, I ask your help in achieving these goals by voting in favor of all agenda items on the enclosed proxy.

         Should you have any questions, feel free to call Ken Keatley at 800-423-0769, Ext. 249.

                                                Sincerely,

                                                /s/ Larry M. Carr
                                                -----------------
                                                Larry M. Carr
                                                Chairman of the Board